Exhibit 99.2
Unaudited Pro Forma Financial Information
WOODWARD GOVERNOR COMPANY AND HR TEXTRON
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On April 3, 2009, Woodward Governor Company (“Woodward”) acquired from Textron Inc. all of the outstanding shares of stock of HR Textron Inc. and Woodward (U.K.) Limited, a wholly owned subsidiary of Woodward, acquired from Textron Limited substantially all of the assets and certain liabilities related to the Textron Limited’s HR Textron business (the “HRT Acquisition”).
On October 1, 2008, Woodward acquired all of the outstanding stock of Techni-Core, Inc. (“Techni-Core”) and all of the outstanding shares of stock of MPC Products Corporation (“MPC Products”) not owned by Techni-Core (the “MPC Acquisition”).
The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited condensed consolidated financial statements of Woodward, which includes the assets and liabilities of MPC, filed in Woodward’s Form 10-Q for the quarterly period ended March 31, 2009, and the unaudited historical combined balance sheet of HRT as of April 2, 2009.
The unaudited pro forma condensed consolidated statement of operations for the annual period presented is derived from the pro forma financial statements of Woodward and MPC for the year ended September 30, 2008, presented elsewhere in this document, and the audited combined statement of operations of HRT for the period from December 30, 2007 to December 31, 2008, included as Exhibit 99.1 to this Current Report on Form 8-K.
The unaudited pro forma condensed consolidated statement of earnings for the six month period presented is derived from the unaudited condensed consolidated statement of operations of Woodward for the six months ended March 31, 2009, as filed in Woodward’s Form 10-Q for the quarterly period ended March 31, 2009, which includes the combined results of Woodward and MPC and the historical unaudited combined statement of operations of HRT for the twenty-six weeks ending April 4, 2009.
The unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed HRT Acquisition, which has been accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). The assumptions, estimates, and adjustments herein have been made solely for purposes of developing these unaudited pro forma consolidated financial statements and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.
The pro forma condensed consolidated balance sheet presented below is prepared as if the HRT acquisition, which was completed on April 3, 2009, as of the close of business on April 2, 2009, had been completed as of March 31, 2009, the end of Woodward’s second quarter of fiscal year 2009. The pro forma condensed consolidated statement of operations for the twelve month period presented below is prepared as if the HRT Acquisition and the MPC Acquisition were completed on October 1, 2007, the first day of Woodward’s fiscal year 2008, and includes the historic HRT results of operations for the twelve month period ended December 31, 2008. The pro forma condensed consolidated statement of operations for the six month period presented below is prepared as if the HRT Acquisition was completed on October 1, 2007, the first day of Woodward’s fiscal year 2009, and includes the historic HRT results of operations for the twenty-six weeks ended April 4, 2009.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited consolidated financial statements and related notes of Woodward, and “Management’s Discussion and Analysis of Financial Condition and results of Operations” contained in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2008, (ii) the historical unaudited condensed consolidated financial statements and related notes of Woodward, and “Management’s Discussions and Analysis of Financial Condition and results of Operations” contained in Woodward’s Quarterly reports on Form 10-Q for the fiscal quarter ended December 31, 2008, filed with the SEC on January 21, 2009, and the fiscal quarter ended March 31, 2009, filed with the SEC on April 23, 2009, (iii) the historical audited consolidated financial statements and related notes of Techni-Core, Inc. as of and for the years ended December 31, 2007 and 2006, which are filed as Exhibit 99.1 to Woodward’s Current Report on Form 8-K/A filed with the SEC on December 15, 2008, (iv) the historical unaudited consolidated condensed financial statements and related notes of Techni-Core, Inc. as of September 30, 2008 and September 29, 2007, and for each of the periods from January 1, 2008 through September 30, 2008 and from January 1, 2007 through September 29, 2007, which are filed as Exhibit 99.2 to Woodward’s Current Report on Form 8-K/A filed with the SEC on December 15, 2008, (v) the pro forma statements prepared in connection to Woodward’s acquisition of MPC, filed as exhibit 99.3 to Woodward’s Current Report on Form 8-K/A dated December 15, 2008 and (vi) the audited combined financial statements of HRT as of December 31, 2008 and for the period from December 30, 2007 to December 31, 2008 which are filed as Exhibit 99.1 to this Form 8-K/A.
The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Woodward that would have been reported had the HRT Acquisition and the MPC Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
WOODWARD GOVERNOR COMPANY AND HR TEXTRON
AS OF MARCH 31, 2009
(in thousands)

	Woodward		Consolidated
	as of March	HRT as of	Pro Forma		Consolidated
	31, 2009 (1)	April 2, 2009	Adjustments		Total
ASSETS
Current assets:
Cash and cash equivalents	$126,873	$11	$(51,060	) j	$75,824
Accounts receivable, less allowance for losses	204,774	32,168	(149	) a	236,793
Inventories	290,625	69,967	12,500	b	373,092
Deferred income taxes	44,736	—	—		44,736
Other current assets	21,315	867	—		22,182

Total current assets	688,323	103,013	(38,709)		752,627

Property, plant and equipment — net	180,611	26,240	11,916	n	218,767

Goodwill	325,424	33,314	107,024	d	465,762

Other intangibles — net	227,682	—	130,800	f	358,482

Deferred income taxes	4,289	—	—		4,289

Other assets	13,378	13	2,531	m	15,922

Total assets	$1,439,707	$162,580	$213,562		$1,815,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$—	$87,000	j	$87,000
Current portion of long-term debt	18,909	—	18,000	j	36,909
Accounts payable	71,724	13,447	(149	) a	85,022
Income taxes payable	5,735	—	—		5,735
Accrued liabilities	115,949	12,156	7,731	h,i,j,m	135,836

Total current liabilities	212,317	25,603	112,582		350,502

Long-term debt, less current portion	412,950	—	220,000	j	632,950
Deferred income taxes	93,921	—	—		93,921
Other liabilities	67,097	7,457	10,500	c,p	85,054

Total liabilities	786,285	33,060	343,082		1,162,427
Commitments and contingencies	—	—	—		—
Total stockholders’ equity	653,422	129,520	(129,520	) e	653,422

Total liabilities and stockholders’ equity	$1,439,707	$162,580	$213,562		$1,815,849

(1)	Amounts reflect the unaudited combined assets and liabilities of Woodward and MPC as reported in Woodward’s quarterly report on Form 10-Q for the period ended March 31, 2009, filed with the SEC on April 23, 2009.
See notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WOODWARD GOVERNOR COMPANY AND HR TEXTRON
(in thousands, except per share amounts)

	Consolidated
	pro forma	HRT for
	total for	the period			Consolidated
	Woodward	from			pro forma
	and MPC for	December			twelve
	the year ended	30, 2007 to	Consolidated		months for
	September 30,	December	Pro Forma		Woodward
	2008 (1)	31, 2008	Adjustments		and HRT

Net sales	$1,462,521	$261,025	$(481	) a	$1,723,065

Costs and expenses:
Cost of goods sold	1,034,817	185,897	725	a,n	1,221,439
Selling, general, and administrative expenses	149,724	32,310	(8,486	) g,n,q	173,548
Research and development costs	79,389	13,540	—		92,929
Amortization of intangible assets	20,057	—	15,349	f	35,406
Interest expense	21,570	—	16,063	l,k	37,633
Interest income	(2,120)	—	—		(2,120)
Other, net	20,941	254	—		21,195

Total costs and expenses	1,324,378	232,001	23,651		1,580,030

Earnings (loss) before income taxes	138,143	29,024	(24,132)		143,035
Income tax (expense) benefit	(53,611)	(10,820)	9,170	o	(55,261)

Net earnings (loss)	$84,532	$18,204	$(14,962)		$87,774

Net earnings (loss) per share:
Basic	$1.25				$1.30
Diluted	$1.22				$1.26

Weighted-averages shares used to compute net earnings per share:
Basic	67,564				67,564
Diluted	69,560				69,560

(1)	Based on calculations set forth in the unaudited pro forma condensed consolidated statement of operations for Woodward and MPC included on page 15 of this Exhibit.
See notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WOODWARD GOVERNOR COMPANY AND HR TEXTRON
(in thousands, except per share amounts)

	Consolidated
	total for
	Woodward				Consolidated
	for the six	HRT for the			pro forma six
	months	twenty-six	Consolidated		months for
	ended March	weeks ended	Pro Forma		Woodward
	31, 2009 (1)	April 4, 2009	Adjustments		and HRT

Net sales	$679,405	$117,201	$(834	) a	$795,772

Costs and expenses:
Cost of goods sold	479,825	82,675	(231	) a,n	562,269
Selling, general, and administrative expenses	61,553	14,931	(3,580	) g,n,q	72,904
Research and development costs	37,880	7,003			44,883
Amortization of intangible assets	9,883	—	8,095	f	17,978
Restructuring and other charges	15,159				15,159
Interest expense	13,244	—	8,955	l,k	22,199
Interest income	(883)	—	—		(883)
Other, net	(182)	(39)	—		(221)

Total costs and expenses	616,479	104,570	13,239		734,288

Earnings (loss) before income taxes	62,926	12,631	(14,073)		61,484
Income tax (expense) benefit	(17,388)	(4,715)	5,348	o	(16,755)

Net earnings (loss)	$45,538	$7,916	$(8,725)		$44,729

Net earnings per share:
Basic	$0.67				$0.66
Diluted	$0.66				$0.65

Weighted-averages shares used to compute net earnings per share:
Basic	67,740				67,740
Diluted	68,997				68,997

(1)	Amounts reflect the unaudited combined results of operations of Woodward and MPC as reported in Woodward’s quarterly report on Form 10-Q for the six month period ended March 31, 2009, filed with the SEC on April 23, 2009.
See notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
FOR WOODWARD GOVERNOR COMPANY AND HR TEXTRON
(in thousands, except per share amounts)
Note 1: Basis of unaudited pro forma presentation
On April 3, 2009, Woodward Governor Company (“Woodward”) acquired from Textron Inc. all of the outstanding shares of stock of HR Textron Inc. and Woodward (U.K.) Limited, a wholly owned subsidiary of Woodward, acquired from Textron Limited substantially all of the assets and certain liabilities related to the Textron Limited’s HR Textron business (the “HRT Acquisition”).
On October 1, 2008, Woodward acquired all of the outstanding stock of Techni-Core, Inc. (“Techni-Core”) and all of the outstanding shares of stock of MPC Products Corporation (“MPC Products”) not owned by Techni-Core (the “MPC Acquisition”).
The estimated purchase price and price allocation, below, are presented for pro-forma information purposes only and are likely to vary from the unaudited pro forma amounts presented, as Woodward finalizes its normal purchase accounting adjustments for the transaction. The estimated purchase price of the HRT Acquisition is as follows (in thousands):

Cash paid to owners	$377,660
Cash acquired	(11)
Estimated direct transaction costs	3,100

Total estimated purchase price	$380,749

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by Woodward pursuant to the rules and regulations of the SEC for the purposes of inclusion in this Amendment No. 1 to Woodward’s Current Report on Form 8-K/A prepared in connection with the HRT Acquisition.
The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited condensed consolidated balance sheet of Woodward, as filed in Woodward’s 10-Q for the quarterly period ended March 31, 2009, which includes the assets and liabilities of Woodward and MPC and the unaudited historical financial statements of HRT as of April 2, 2009.
The unaudited pro forma condensed consolidated statement of operations for the annual period presented is derived from the pro forma financial statements of Woodward and MPC for the year ended September 30, 2008, presented elsewhere in this document, and the audited statement of operations of HRT for the period from December 30, 2007 to December 31, 2008, filed as Exhibit 99.1 to this Current Report on Form 8-K/A.
The unaudited pro forma condensed consolidated statement of earnings for the six month period presented is derived from unaudited condensed consolidated statement of operations of Woodward for the six months ended March 31, 2009, as filed in Woodward’s Form 10-Q for the quarterly period ended March 31, 2009 which includes the combined results of Woodward and MPC and the unaudited combined statement of operations of HRT for the twenty-six weeks ended April 4, 2009.

Prior to the HRT Acquisition, HRT was a wholly owned business unit of Textron Inc. and as such was not a stand-alone entity; therefore the historical operating results of HRT may not be indicative of the results that might have been achieved, historically or in the future, if HRT had been a stand-alone entity.
Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, Woodward believes that the disclosures provided herein, along with those included in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed on November 19, 2008, are adequate to make the information presented not misleading.
The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of Woodward’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or for the financial position or results of operations that may be obtained in the future.

Note 2: Purchase price allocation
Under the purchase method of accounting, the total purchase price will be allocated to HRT’s assets acquired and liabilities assumed based on the estimated fair value of HRT’s tangible and intangible assets and liabilities as of the beginning of business on April 3, 2009, the HRT Acquisition date. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. Woodward has made a preliminary allocation of the estimated purchase price based on the unaudited historical combined balance sheet of HRT as April 2, 2009 and using estimates as described in the introduction to these unaudited pro forma condensed consolidated financial statements as follows:
Estimated Preliminary Purchase Price Allocation

Accounts receivable	$32,168
Inventories	82,467
Other current assets	867
Property, plant, and equipment	38,156
Other assets	13

Tangible assets acquired	153,671

Accounts payable	(13,447)
Accrued liabilities	(12,656)
Other liabilities	(17,957)

Total liabilities assumed	(44,060)

Net tangible assets acquired	109,611

Amortizable intangible assets:
Favorable lease contracts	1,400
Non-compete agreements	1,000
Technology	29,000
Backlog	21,500
Software	9,400
Customer relationships	68,500

Total amortizable intangible assets	130,800

Goodwill	140,338

Total estimated preliminary purchase price	$380,749

Woodward is in the process of finalizing valuations of inventory, property, plant and equipment, other intangibles, pension benefit obligations assumed, and estimates of other liabilities associated with the acquisition.
Of the total purchase price, a preliminary estimate of $109,611 has been allocated to net tangible assets acquired and a preliminary estimate of $130,800 has been allocated to amortizable assets acquired. The depreciation and amortization effect of the fair value adjustment to certain tangible assets and the amortization related to the amortizable assets are reflected as pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations as described in Note 4 to these the unaudited pro forma condensed consolidated financial statements.
Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets. This amount is subject to change based on finalization of the purchase accounting by Woodward.
The goodwill resulting from the HRT Acquisition will be tax deductible. Woodward made a 338(h)(10) election with the IRS, which allows the HRT Acquisition to be treated as an asset purchase for income tax purposes. Accordingly, any deferred tax assets and liabilities recorded by Textron at the acquisition date are not available to Woodward because the election causes the HRT Acquisition to be treated as though we did not purchase an ongoing business.

Woodward has evaluated and continues to evaluate pre-acquisition contingencies related to HRT that may exist as of the acquisition date. If these pre-acquisition contingencies become probable in nature and estimable during the remainder of the purchase price allocation period, amounts will be recorded to goodwill for such matters. If these pre-acquisition contingencies become probable in nature and estimable after the end of the purchase price allocation period, amounts will be recorded for such matters in Woodward’s results of operations.
Note 3: Financing Activities
On April 3, 2009, Woodward issued $220,000 of debt and borrowed $105,000 on its existing revolving line of credit to finance the HRT Acquisition. The debt is comprised of the following:

	Amount	Maturity	Interest

Unsecured Term Loan	$120,000	April 3, 2012	Libor + 2.5% to 3.5%
Series E Notes	57,000	April 3, 2016	7.81%
Series F Notes	43,000	April 3, 2019	8.24%

	$220,000

Interest on the revolving line of credit varies with LIBOR, the U.S. federal funds rate, or the prime rate.
Woodward incurred debt issuance costs of $3,081 as a result of issuing this debt, which are being amortized on a straight-line basis, which approximates the effective interest method, over the term of the debt to which the costs relate.
The $120,000 term loan issued on April 3, 2009 and $105,000 borrowings on the revolver are sensitive to changes in interest rates. An increase or decrease of 1/8% in the variable component of the interest rate on the unsecured term loan would result in a corresponding increase or decrease of $281 in related annual interest expense, assuming that no principal payments are made.
Note 4: Pro forma adjustments
The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:
(a)	To eliminate intercompany transactions between Woodward and HRT for the historical periods presented:

Accounts receivable	$(149)
Accounts payable	(149)

	Twelve	Six
	Months	Months

Sales	$(481)	$(834)
Cost of goods sold	(481)	(834)
(b)	To record the difference between preliminary estimated fair value and the historical value of inventory:

		Preliminary	Increase
	Historical	Estimated	in
	Value	Fair Value	Inventory

Inventory	$69,967	$82,467	$12,500
The future impact of this adjustment on cost of goods sold is not reflected in the pro forma statement of operations for the annual or six month periods presented, however, Woodward anticipates that the increase in carrying value of the inventory acquired will be realized in Woodward’s result of operations as an increase to cost of goods sold over approximately a six month period following the HRT Acquisition.

(c)	To record the estimated pension benefit obligation liability related to obligations of the Textron-sponsored defined benefit plan that will be assumed by a Woodward defined benefit plan established for certain HRT employees (the “Woodward HRT Plan”) in connection with the HRT Acquisition, net of the estimated value of related pension plan assets to be transferred directly to the trustee of the Woodward HRT Plan by the trustee of the related Textron-sponsored defined benefit plan. The value of the pension plan assets to be transferred will be equal to the present value of the accumulated benefit obligation as of the date of the HRT Acquisition based upon certain actuarial assumptions described in the purchase agreement relating to the HRT Acquisition, which is Filed as Exhibit 10.1 to Woodward’s Current Report on Form 8-K filed with the SEC on March 4, 2009, as adjusted for investment earnings and benefit payments between the date of the HRT Acquisition and the actual date of transfer. If, for any reason, the pension plan assets are not transferred to the trustee of the Woodward HRT Plan, Woodward is not contractually obligated to assume the pension benefit obligation.

Estimated pension benefit obligation	$55,000
Accumulated pension benefit obligation	(45,000)

Increase in other long-term liabilities	$10,000

(d)	To eliminate HRT’s historical goodwill and record preliminary estimated fair value of goodwill for the HRT Acquisition:

		Preliminary
	Historical	Estimated	Increase in
	Value	Fair Value	Goodwill
Goodwill	$33,314	$140,338	$107,024
Under the purchase method of accounting, the total purchase price will be allocated to HRT’s assets acquired and liabilities assumed based on the estimated fair value of HRT’s tangible and intangible assets and liabilities as of the closing date of the HRT Acquisition. The excess of the purchase price over the net tangible and intangible asset will be recorded as goodwill. Woodward has made a preliminary allocation of the estimated purchase price using various estimates.
(e)	To eliminate HRT’s historical stockholders’ equity totaling $129,520.
(f)	To record the difference between the preliminary fair value and the historical value of HRT’s intangible assets and the resulting increase in amortization expense:

						Estimated
		Preliminary	Increase in	Estimated		Annual
	Historical	Estimated Fair	Intangible	First Year	Historical	Change in
	Value	Value	Assets	Amortization	Amortization	Amortization
Favorable lease contracts	$—	$1,400	$1,400	$200	$—	$200
Non-compete	—	1,000	1,000	333	—	333
Technology	—	29,000	29,000	2,045	—	2,045
Backlog	—	21,500	21,500	10,632	—	10,632
Software	—	9,400	9,400	735	—	735
Customer relationships	—	68,500	68,500	1,404	—	1,404

	$—	$130,800	$130,800	$15,349	$—	$15,349

	Twelve	Six
	Months	Months

Amortization	$15,349	$8,095

The amortization methods and estimated useful lives of the identifiable intangible assets are as follows:

	Amortization
	Method	Useful Life
Favorable lease contracts	Straight Line	7
Non-compete	Straight Line	3
Technology	Accelerated	15
Backlog	Accelerated	5
Software	Straight Line	10-20
Customer relationships	Accelerated	15

Amortization expense associated with the acquired intangible assets is expected to be as follows for the years ended September 30:

2009 (remaining from April 3 to September 30)	$6,125
2010	15,288
2011	12,996
2012	11,406
2013	10,093
Thereafter	74,892

$130,800

(g)	To reflect adjustments for estimated general and administrative costs for HRT’s historical management and administrative structure and functions. Prior to the HRT Acquisition, costs associated with projects, services, support functions, and shared services were charged to HRT by Textron and Textron System Headquarter using methodologies established by Textron. The pro forma amounts were estimated based on a detailed build-up of expected support costs by function for the HRT operations as they will integrate with the existing Woodward business for similar services, including estimated fees to be paid to Textron for a variety of services collectively defined under the terms of a transition services contract executed by and between Woodward and Textron in connection with the HRT Acquisition. The costs allocated to HRT by Textron are generally higher than HRT’s pro forma estimates because Woodward believes its existing infrastructure, which already supports a large-scale global business, is generally sufficient to support the HRT business for general and administrative services, with limited incremental costs. The detailed estimated build-up of expected support costs by function focused on those areas where the existing HRT and Woodward business infrastructures are inadequate to replace the services previously provided by Textron without the commitment of additional resources by Woodward or HRT.

	Twelve	Six
	Months	Months

Historical allocated costs	$(11,878)	$(5,323)
Estimated costs in lieu of historical costs	2,972	1,533

Reduction in selling, general, and administrative costs	$(8,906)	$(3,790)

Pro forma cost reductions by functional area for the annual period follow. Estimated future costs to be incurred include estimated amounts that will be paid to Textron for a variety of transition support services collectively agreed to in a transition services contract.

		Estimated Costs
		to be Incurred	Decrease in pro
		in the Twelve	forma Selling,
	Historical	Month Period	General and
	Allocated costs	Following the	Administrative
	for the Twelve	HRT	Costs for Twelve
	Month Period	Acquisition	Month Period

Information services	$4,090	$1,818	$(2,272)
Human resources and benefit management	1,374	850	(524)
Oversight, strategy and general management	1,487	—	(1,487)
Manufacturing and supply chain	1,428	—	(1,428)
Other	3,499	304	(3,195)

Total for twelve month period	$11,878	$2,972	$(8,906)

Estimated costs to be incurred are lower on a per month basis in the six month period compared to the twelve month period primarily due to favorable terms of the transition services contract with Textron for information services support.

(h)	To record estimated restructuring costs of $2,500 to accrued liabilities for items such as those associated with integrating similar operations, workforce management and cancellation of some contracts.
(i)	To reduce accrued liabilities by $2,000 for pricing allowances on contracts based on “not to exceed” pricing.

(j)	To record the purchase price sources of funding:

				Increase in
				Current
		Increase in	Increase in	Portion of	Increase in
	Decrease in	Accrued	Long-term	Long-term	Short-term
	Cash	Liabilities	Debt	Debt	Borrowings	Total

Cash paid to former owners	$51,060	$—	$—	$—	$—	$51,060
Cash owed to former owners	—	1,600	—	—	—	1,600
Estimated professional fees	—	3,100	—	—	—	3,100
2009 Term loan	—	—	102,000	18,000	—	120,000
Series E notes	—	—	57,000	—	—	57,000
Series F notes	—	—	43,000	—	—	43,000
Revolving line of credit	—	—	18,000	—	87,000	105,000

Total	$51,060	$4,700	$220,000	$18,000	$87,000	380,760

Cash acquired						(11)

Estimated purchase price						$380,749

(k)	To expense costs incurred for unused bridge financing facility:

	Twelve	Six
	Months	Months

Interest expense	$1,847	$1,847
(l)	To record interest expense on debt issued in connection with the acquisition, assuming that interest rates remain constant for the full periods shown and that no principle reductions occur, amortization of debt issuance costs and loss on LIBOR lock hedge transaction entered into in connection with the transaction:

	Twelve	Six
	Months	Months

Interest expense on issued debt	$13,314	$6,657
Amortization of debt issuance costs	715	358
Amortization of loss on LIBOR lock hedge	187	93

Interest expense	$14,216	$7,108

(m)	To increase other assets and accrued liabilities by $2,531 for debt issuance costs incurred in connection with debt issued to partially fund the HRT Acquisition.

(n)	To record the difference between preliminary estimated fair value and the historical value of property, plant and equipment, and associated increases in depreciation expense:

Estimated
			Increase in	Increase in
		Preliminary	Property,	Annual
	Historical	Estimated	Plant and	Depreciation	Useful
	Value	Fair Value	Equipment	Expense	Life

Property, plant, and equipment	$26,240	$38,156	$11,916	$1,608	1-17

	Twelve	Six
	Months	Months

Cost of goods sold	$1,206	$603
Selling, general, and administrative	402	201
(o)	To record the pro forma tax effect of $9,170 and $5,348 for the twelve and six month periods, respectively, on the adjustments to pro-forma earnings before income taxes based on an estimated prospective statutory rate of 38%.

(p)	To record increases in other liabilities for estimated reserves of $500 for uncertain income tax positions.
(q)	To record impact of stock options issued to HRT employees, which had no dilutive impact on diluted shares outstanding or pro forma earnings per share for the twelve or six month periods.

	Twelve	Six
	Months	Months

Selling, general, and administrative	$18	$9

Unaudited Pro Forma Financial Information
WOODWARD GOVERNOR COMPANY AND MPC
AS OF SEPTEMBER 30, 2008
On October 1, 2008, Woodward acquired all of the outstanding stock of Techni-Core, Inc. (“Techni-Core”) and all of the outstanding shares of stock of MPC Products Corporation (“MPC Products”) not owned by Techni-Core (the “MPC Acquisition”)
The following unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2008 is derived from the audited historical financial statements of Woodward for the year ended September 30, 2008 and the unaudited consolidated financial statements of Techni-Core for the year ended September 30, 2008. The consolidated financial statements of Techni-Core, Inc. include MPC Products Corporation’s results for the indicated periods.
The unaudited consolidated statement of operations of Techni-Core, Inc. for the year ended September 30, 2008 was calculated by taking the audited consolidated statement of operations of Techni-Core for the year ended December 31, 2007 less the unaudited consolidated statement of operations of Techni-Core for the nine months ended September 30, 2007, plus the unaudited consolidated statement of operations of Techni-Core for the nine months ended September 30, 2008. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing these unaudited pro forma consolidated financial statements.
The following unaudited condensed consolidated financial statements have been prepared pursuant to the requirements of Article 11 of regulation S-X, to give effect to the completed MPC Acquisition, which has been accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). The assumptions, estimates, and adjustments herein have been made solely for purposes of developing these unaudited pro forma consolidated financial statements and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.
The pro forma condensed consolidated statement of operations for the twelve month period presented below is prepared as if the MPC Acquisition was completed on October 1, 2007, the first day of Woodward’s fiscal year 2008, and includes the MPC historic results of operations for the twelve months ended September 30, 2009.
The pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited consolidated financial statements and related notes of Woodward, and “Management’s Discussions and Analysis of Financial Condition and results of Operations” contained in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed on November 19, 2008, (ii) the historical audited financial statements and related notes of Techni-Core, Inc. as of and for the years ended December 31, 2007 and 2006, which were filed as Exhibit 99.1 to Woodward’s Current Report on Form 8-K/A dated December 15, 2008, and (iii) the historical unaudited financial statements and related notes of Techni-Core, Inc. as of September 30, 2008 and September 29, 2007, and for each of the periods from January 1, 2008 through September 30, 2008 and from January 1, 2007 through September 29, 2007, which were filed as Exhibit 99.2 to Woodward’s Current Report on Form 8-K/A dated December 15, 2008. Techni-Core, Inc.’s financial statements include MPC Products Corporation’s financial position and results of operation. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Woodward that would have been reported had the MPC Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WOODWARD GOVERNOR COMPANY AND MPC
FOR THE YEAR ENDED SEPTEMBER 30, 2008
(in thousands, except per share amounts)

					Consolidated
					Pro Forma
			Consolidated		Total for
			Pro Forma		Woodward and
	Woodward	MPC (1)	Adjustments		MPC

Net sales	$1,258,204	$206,236	$(1,919	) a, l	$1,462,521

Costs and expenses:
Cost of goods sold	882,996	152,700	(879	) a, c, k, l	1,034,817
Selling, general, and administrative expenses	115,399	35,148	(823	) c, d, i, j, k, l	149,724
Research and development costs	73,414	6,142	(167	) c, l	79,389
Amortization of intangible assets	6,830	—	13,227	d	20,057
Interest expense	3,834	2,433	15,303	g, h, n	21,570
Interest income	(2,120)	—	—		(2,120)
Other income	(4,685)	—	—		(4,685)
Other expense	626	25,000	—		25,626

Total costs and expenses	1,076,294	221,423	26,661		1,324,378

Earnings (loss) before income taxes	181,910	(15,187)	(28,580)		138,143
Income tax (expense) benefit	(60,030)	(3,269)	9,688	e, l, m	(53,611)

Income (loss) before minority interest	121,880	(18,456)	(18,892)		84,532
Minority interest	—	16,232	(16,232	) f	—

Net earnings (loss)	$121,880	$(2,224)	$(35,124)		$84,532

Net earnings (loss) per share:
Basic	$1.80	$(278.00)			$1.25
Diluted	$1.75	$(278.00)			$1.22

Weighted-averages shares used to compute net earnings (loss) per share:
Basic	67,564	8	(8	) o	67,564
Diluted	69,560	8	(8	) o	69,560

(1)	Certain reclassifications were made to conform to Woodward’s financial statement presentation.
See notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
FOR WOODWARD GOVERNOR COMPANY AND MPC
FOR THE YEAR ENDED SEPTEMBER 30, 2008
(in thousands, except per share amounts)
Note 1: Basis of pro forma presentation
On October 1, 2008, Woodward acquired all of the outstanding stock of Techni-Core and all of the outstanding shares of stock of MPC Products not owned by Techni-Core for approximately $370,435.
Woodward paid cash at closing of approximately $334,702, a portion of which was used by Woodward to repay the outstanding debt of MPC in an aggregate amount equal to approximately $18,610. In addition, contractual change of control payments totaling $32,175 were made during October 2008. Change of control payments represent estimated payments to certain MPC employees as a result of employment agreements in place prior to the acquisition. Direct transaction costs include investment banking, legal and accounting fees and other external costs directly related to the acquisition.
The preliminary purchase price of the MPC Acquisition is as follows:

Cash paid to owners (net of cash acquired)	$316,092
Long-term liabilities assumed	18,610
Contractual change in control obligations	32,175
Estimated direct transaction costs	3,558

Total estimated purchase price	$370,435

Woodward is in the process of finalizing valuations of certain assets and liabilities associated with the MPC Acquisition, including the ultimate settlement of an investigation by the U.S. Department of Justice (“DOJ”) regarding certain practices prior to 2006 (See note 5. Commitments and contingencies). The payment, if any, of the DOJ accrual of approximately $25,000 will be paid upon agreement with the DOJ and the US District Court and such payments will be incremental to the estimated purchase price above. The amount paid to owners, as shown above, was reduced by this $25,000 contingency at closing.
The unaudited pro forma condensed consolidated statement of operation included herein has been prepared by Woodward pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the purposes of inclusion in this Current Report on Form 8-K/A.
The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2008 give effect to the MPC Acquisition as if it occurred on October 1, 2007.
The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2008 is derived from the audited historical financial statements of Woodward for the year ended September 30, 2008 and the unaudited consolidated financial statements of Techni-Core, Inc. for the year ended September 30, 2008, which include MPC Products Corporation’s results of operations. The unaudited consolidated statement of operations of Techni-Core, Inc. for the year ended September 30, 2008 was calculated by taking the audited consolidated statement of operations of Techni-Core, Inc. for the year ended December 31, 2007 less the unaudited consolidated statement of operations of Techni-Core, Inc. for the nine months ended September 30, 2007, plus the unaudited consolidated statement of operations of Techni-Core, Inc. for the nine months ended September 30, 2008. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing this unaudited pro forma condensed consolidated statement of operations. The consolidated financial statements of Techni-Core, Inc. include MPC Products Corporation’s results for the indicated periods.
Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, Woodward believes that the disclosures provided herein, along with those included in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed on November 19, 2008, are adequate to make the information presented not misleading.
The unaudited pro forma condensed consolidated statement of operations is provided for informational purposes only and does not purport to be indicative of Woodward’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the period presented, or for the financial position or results of operations that may be obtained in the future.

Note 2: Purchase Price Allocation
Under the purchase method of accounting, the total purchase price will be allocated to MPC’s assets acquired and liabilities assumed based on the estimated fair value of MPC’s tangible and intangible assets and liabilities as of the date of the MPC Acquisition. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. Woodward has made a preliminary allocation of the estimated purchase price using estimates as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements as follows:
Estimated Preliminary Purchase Price Allocation

Accounts receivable	$36,752
Inventories	71,348
Income taxes receivable	3,083
Other current assets	986
Property, plant, and equipment	21,885
Deferred income taxes	23,940
Other assets	1,513

Tangible assets acquired	159,507

Accounts payable	(12,757)
Accrued liabilities	(55,927)
Deferred income taxes	(65,009)
Other liabilities	(2,164)

Total liabilities assumed	(135,857)

Net tangible assets acquired	23,650

Amortizable intangible assets
Trade name	3,700
Non-compete agreements	1,000
Technology	25,600
Backlog	13,500
Software	6,200
Customer relationships	114,200

Total amortizable intangible assets	164,200

Goodwill	182,585

Total estimated preliminary purchase price	$370,435

Woodward is in the process of finalizing valuations of property, plant and equipment, other intangibles, estimates of liabilities, including the DOJ matter, and related income tax adjustments associated with the acquisition.
Of the total purchase price, a preliminary estimate of $159,507 has been allocated to net tangible assets acquired and a preliminary estimate of $164,200 has been allocated to amortizable intangible assets acquired. The depreciation and amortization effect of the fair value adjustment to certain tangible assets and the amortization related to the amortizable assets are reflected as pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations as described in Note 4 to these the unaudited pro forma condensed consolidated financial statements.
Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets. This amount is subject to change based on finalization of the purchase accounting by Woodward. The goodwill resulting from the MPC Acquisition will not be deductible for income tax purposes.

Woodward has evaluated and continues to evaluate pre-acquisition contingencies related to HRT that may exist as of the acquisition date. If these pre-acquisition contingencies become probable in nature and estimable during the remainder of the purchase price allocation period, amounts will be recorded to goodwill for such matters. If these pre-acquisition contingencies become probable in nature and estimable after the end of the purchase price allocation period, amounts will be recorded for such matters in Woodward’s results of operations.
Note 3: Financing Activities
On October 1, 2008, Woodward issued approximately $350,000 of debt to finance the MPC Acquisition and to repay the short-term borrowings and other obligations of MPC Products Corporation. The debt is comprised of the following:

	Amount	Maturity	Interest

Unsecured Term Loan	$150,000	October 1, 2013	Libor + 1% to 2.25%
Series B Notes	80,000	October 1, 2013	5.63%
Series C Notes	40,000	October 1, 2015	5.92%
Series D Notes	80,000	October 1, 2018	6.39%

	$350,000

Woodward incurred debt issuance costs of $3,081 as a result of the issuing this debt, which are being amortized on a straight-line basis, which approximates the effective interest method, over the term of the debt to which the costs relate.
The term loan debt issued on October 1, 2009 is sensitive to changes in interest rates. An increase or decrease of 1/8% in the variable component of the interest rate on the unsecured term loan would result in a corresponding increase or decrease of $187.5 in related annual interest expense, assuming that no principal payments are made.
Note 4: Pro forma adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:
(a)	To eliminate intercompany sales transactions between Woodward and MPC for the historical periods presented:

Sales	$(1,784)
Cost of goods sold	(1,784)
(b)	To reflect the increase in inventory related to the difference between preliminary estimated fair value and the historical value of inventory, which had no impact on the statement of operations:

		Preliminary	Increase
	Historical	Estimated	to
	Value	Fair Value	Inventory

Inventory	$65,116	$66,980	$1,864
The future impact of this adjustment on cost of goods sold is not reflected in the pro forma statement of operations for the annual period presented, however, Woodward anticipates that the increase in carrying value of the inventory acquired will be realized in Woodward’s result of operations as an increase to cost of goods sold over approximately a twelve month period following the MPC Acquisition.

(c)	To record the change in depreciation expense due to the difference between the preliminary fair value and the historical value of MPC’s property, plant, and equipment:

		Preliminary		Increase in
	Historical	Estimated		Depreciation	Useful
	Value	Fair Value	Increase	Expense	Life

Property, plant, and equipment	$15,117	$21,849	$6,732	$1,739	3-5

Allocation of depreciation expense:
Cost of goods sold				$1,523
Research and development				7
Selling, general, and administrative				209

				$1,739

(d)	To record the difference between the preliminary fair value and the historical value of MPC’s intangible assets and the resulting increase in amortization expense:

		Preliminary				Change in
	Historical	Estimated		New	Historical	Amortization
	Value	Fair Value	Increase	Amortization	Amortization	Expense

Trade name	$—	$3,700	$3,700	$636	$—	$636
Technology	—	25,600	25,600	1,711	—	1,711
Non-compete Agreements	—	1,000	1,000	500	—	500
Backlog	—	13,500	13,500	8,522	—	8,522
Product software	—	6,200	6,200	111	—	111
Customer Relationships	259	114,200	113,941	1,747	84	1,663

	$259	$164,200	$163,941	$13,227	$84	$13,143

Allocation of amortization
Amortization of intangibles				$13,227	$—	$13,227
Selling, general, and administrative				—	84	(84)

				$13,227	$84	$13,143

The amortization method and estimated useful lives of the identifiable intangible assets are as follows:

	Amortization	Useful
	Method	Life
Trade name	Accelerated	5
Technology	Accelerated	15
Non-compete agreements	Straight Line	2
Backlog	Accelerated	3
Product software	Accelerated	13
Customer relationships	Accelerated	16

Amortization expense associated with the acquired intangible assets is expected to as follows for the years ended September 30:

2009	$13,227
2010	16,047
2011	14,871
2012	13,769
2013	12,787
Thereafter	93,499

$164,200

(e)	To record the pro forma impact of implementing Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”) and valuing acquired tax assets and liabilities.
FIN 48 provides guidance on the financial statement recognition, measurement, reporting, and disclosure of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 addresses the determination of whether tax benefits, either permanent or temporary, should be recorded in the financial statements. For those tax benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The change in measurement criteria requires MPC to recognize a decrease in the retained earnings component of stockholders’ equity of $999 and current year income tax for changes in research credits of $220.
The changes in tax liabilities related to implementing FIN 48, changes in research credits and reserve increases related to current and prior year tax matters were included in other liabilities:

		Retained	Income
	Other	Earnings -	Tax
	Liabilities	Beginning	Expense

Increase reserves related to research credits	$(220)	$—	$220
FIN 48 adjustments	(999)	999	—
Increases in reserves	(945)	—	945

Net increase in other liabilities	$(2,164)	$999	$1,165

(f)	To eliminate minority interest income of $16,232.
(g)	To record interest expense and amortization of debt issuance costs associated with the issuance of the long-term debt used to finance the MPC Acquisition:

Unsecured Term Loan	$5,249
Series B Notes	4,504
Series C Notes	2,368
Series D Notes	5,112

Scheduled interest payments	17,233
Amortization of debt issuance costs	520
Reclassification of deferred gain on hedge transaction to interest expense	(16)

$17,737

On October 1, 2008, Woodward issued $350,000 of debt to finance the acquisition of MPC and to repay the short-term borrowings of MPC Products Corporation. The debt is comprised of the following:

	Amount	Maturity	Interest

Unsecured Term Loan	$150,000	October 1, 2013	Libor + 1% to 2.25%
Series B Notes	80,000	October 1, 2013	5.63%
Series C Notes	40,000	October 1, 2015	5.92%
Series D Notes	80,000	October 1, 2018	6.39%

Total new debt	$350,000

Interest expense on long-term debt reflected in the unaudited pro forma condensed combined consolidated statements of operations and in the table above reflects actual interest rates in effect or committed to from the date of issuance through May 29, 2009 and assumes constant interest rates equal to those that existed as of May 29, 2009 and that scheduled principal payments will be made as scheduled. The unaudited pro forma condensed combined consolidated statements of operations and the table above do not reflect any reductions in interest expense that may result from unscheduled repayments of Woodward’s debt or any changes in interest rates that may result from the refinancing of those borrowings.
Debt issuance cost amortization is calculated on a straight line basis, which approximates the effective interest method, over the term of the debt to which the cost relates. The related amortization is included in interest expense.
The Woodward historical balance sheet as of September 30, 2008 included a deferred gain of $109 related to the settlement of interest rate derivatives hedging the forecasted issuance of debt. The resulting gain is reclassified to interest expense over the term of the underlying debt.
(h)	To eliminate interest expense totaling $1,383 related to the repayment of short-term borrowings.
(i)	To eliminate nonrecurring payments totaling $815 made to the estate of MPC’s owners from selling, general and administrative expenses.
(j)	To record estimated management bonuses totaling $235 to selling, general and administrative expenses for certain MPC employees based on Woodward’s management incentive plan for fiscal 2008.
(k)	To record stock based compensation expense of $1,132 associated with the issuance of 69,673 shares of Woodward restricted common stock awarded to certain MPC employees related to their employment agreements and the related compensation expense allocated 15% to cost of goods sold and the remaining portion to selling, general, and administrative expense.

Allocation of Compensation Expense
Cost of goods sold	$170
Selling, general, and administrative	962
(l)	To eliminate the $2,149 loss of a business sold by MPC prior to the MPC Acquisition.

Net sales	$135
Cost of goods sold	(788)
Selling, general, and administrative expenses	(1,330)
Research and development	(174)
Income tax benefit	8

Total loss	$(2,149)

(m)	To record the pro forma tax effect of $10,861 on the adjustments to pro forma earnings before income taxes based on an estimated prospective statutory rate of 38%.
(n)	To eliminate $1,051 of interest expense associated with the deferred gain on the sale and leaseback of production facilities by MPC to an affiliated party treated as a financing transaction.
(o)	To eliminate MPC shares outstanding from earnings per share calculations.

Note 5: Commitments and contingencies
MPC is subject to an investigation by the U.S. Department of Justice regarding certain of its pricing practices prior to 2006 related to government contracts. MPC and the U.S. Attorney for the Northern District of Illinois have reached a settlement in principle and are in the process of finalizing and obtaining approvals from the DOJ. Final disposition will be subject to acceptance and approval by the U.S. District Court. It is anticipated that any settlement of the matter would involve the payment of monetary fines and other amounts by MPC. Collateral administrative consequences of the MPC settlement agreement could include debarment of MPC from future federal procurement. MPC is in the process of working with the U.S. Department of Defense in an effort to resolve, without debarment, any administrative matters that may arise out of the investigation. There can be no assurance as to the resolution of these matters. The purchase price paid by Woodward in connection with the acquisition of MPC was reduced by $25,000, which represents the amount agreed to in principle by MPC with the U.S. Attorney. Any resulting fines or other sanctions beyond this amount could have a material negative impact on Woodward.
The MPC Statement of Operations for the year ended September 30, 2008 included in these pro forma statements includes $25,000 of expense related to the DOJ matter and $5,000 related to the settlement of a warranty adjustment to a significant customer. This total associated $30,000 expense is not eliminated from the pro forma statement of operations.
Note 6: Reconciliation to previously filed Form 8 K/A
The following schedule reconciles the preliminary purchase price on this Current Report on Form 8-K/A to the Current Report on Form 8-K/A previously filed with the SEC on December 15, 2008:

				As presented
	As filed on			in Note 1,
	Form 8-K/A	Adjustments		above

Cash paid to owners (net of cash acquired)	$331,850	$(15,758	)a,b	$316,092
Cash held in escrow	5,000	(5,000	)a	—
Long-term liabilities assumed	—	18,610	b	18,610
Contractual change in control obligations	—	32,175	c	32,175
Estimated direct transaction costs	1,758	1,800	d	3,558

Total estimated purchase price	$338,608	$31,827		$370,435

When settled, the payment, if any, of the DOJ settlement will be classified as an increase to the purchase price.

(a)	To reflect payment of $5,000 cash held in escrow to owners.

(b)	To clarify composition of funds paid at closing:

	Impact on purchase price
	Decrease in cash	Increase in long-
	paid to borrower	term debt assumed
Short-term borrowings classified as part of purchase price rather than as an assumed liability	$(18,610)	$18,610
Accrued liabilities assumed and paid at closing	(1,400)	—
Non-acquired asset paid from closing funds	(748)	—

	$(20,758)	$18,610

(c)	To reclassify $32,175 contractual change of control obligations out of accrued liabilities to the purchase price calculation.

(d)	To record increase in direct transaction costs and goodwill of $1,800.